Exhibit 10.2

Certain information marked as redacted has been excluded from the Agreement because it is both not material and is the type that the registrant treats as private or confidential

关于终止对赌协议的协议

Agreement on Termination of the Make Good Shares

甲方：浙江康迪科技集团有限公司

Party A: Zhejiang Kandi Technologies Group Co., Ltd.

乙方：	廖宗江（身份证号码：xxxxxxx）

廖春生（身份证号码：xxxxxxx）

廖财金（身份证号码：xxxxxxx）

Party B:	Liao Zongjiang ID No. xxxxxxx

Liao Chunsheng ID No. xxxxxxx

Liao Caijin ID No. xxxxxxx

丙方：江西省汇亿新能源有限公司（下称“汇亿公司”）

Party C: Jiangxi Province Huiyi New Energy Co., Ltd. (hereinafter referred to as “Jiangxi Huiyi”)

鉴于：甲、乙双方分别于2021年7月13日签订的关于丙方《股权转让协议》和《股权转让协议之补充协议》，及2022年6月20日签订的《股权转让协议之补充协议（二）》。在第二个对赌期间（2022年10月1日-2023年6月30日），甲、乙双方就丙方实际经营进行评估，结合集团战略进行资源整合，以提高效益。各方经认真协商乙方同意甲方收回经营权。现就终止《股权转让协议之补充协议》和《股权转让协议之补充协议（二）》等事宜，双方于2023年8月2日，在甲方二楼会议室达成并签订如下协议：

Whereas: The equity transfer agreement (“Equity Transfer Agreement”) and its supplementary agreement (“Supplementary Agreement”) relating to the purchase of 100 equity interest of Party C by and between Party A and Party B were signed on July 13, 2021, respectively, and the supplementary agreement (II) (“Supplementary Agreement No.2”, collectively with Supplementary Agreement, “Supplementary Agreements”) to the Equity Transfer Agreement was signed on June 20, 2022. During the second evaluation period (October 1, 2022 - June 30, 2023), Party A and Party B made evaluation on actual operation of Party C and conducted resources integration combined with the Group’s strategy to improve economic performance. After serious negotiation of the parties, Party B agrees that Party A takes over management rights of Party C. In connection with termination of the Supplementary Agreements, both parties hereby reached and signed the following agreement on August 2, 2023 in the meeting room on the 2nd Fl, office building of Party A:

一、各方一致同意本协议生效后终止《股权转让协议之补充协议》和《股权转让协议之补充协议（二）》。

The parties unanimously agree to terminate the Supplementary Agreements upon taking effect of this Agreement.

二、各方对审计结果无异议，各方一致确认乙方完成第一个对赌期间（2021年7月1日至2022年9月30日）的对赌，乙方可获得858770 股康迪科技集团股票（股票代码“KNDI”），乙方在签订《一致行动人承诺书》（见附件一）的前提下，甲方同意在签订本协议之日起30日内，由康迪科技集团向其股权转让代理发出股票发行指示函，通知其发行858770 股康迪科技集团流通股股票给乙方，并协助廖宗江、廖春生、廖财金收取该释放股票到指定账户内。如在股票发放过程中产生因程序、乙方原因等问题造成延误的，不作为甲方违约，但应及时告知乙方并积极解决。

All parties have no objection to the audit results and unanimously confirm that Party B achieved its net profit target for the first evaluation period from July 1, 2021 to September 30, 2022 and can receive 858,770 shares of common stock of Kandi Technologies Group, Inc. (NASDAQ: “KNDI”). On the premise that Party B has signed the Commitment Letter on Concerted Actions (see Appendix A), Party A agrees to deliver related share issuance instruction letter by Kandi Technologies Group to its stock transfer agent notifying it to issue 858,770 shares of KNDI outstanding stock within 30 days from the date of signing this Agreement and assist Liao Zongjiang, Liao Chunsheng and Liao Caijin to receive the shares released into the designated accounts. Party A shall not be deemed to be in breach of agreement if any delay occurs in the process of issuing the shares due to procedures problem or Party B’s reasons, etc, but Party A shall inform Party B of it timely and solve it actively.

三、任何一方不得从事损害其他方的利益的行为，除本协议有约定外，任何一方不得以其他任何理由向其他方主张任何权利（如有）。包括但不限于不能向甲方和其关联公司作任何方式的诉告或除了本协议提到的条款以外的其他索赔。另外，如果在甲方、汇亿公司和其关联公司之后的审计和其他流程当中需要乙方的协助，乙方必须全力配合。

No party shall engage in any acts that damages interests of any other party. Except as stipulated in this Agreement, no party shall claim any right (if any) against any other party for any other reason, including but not limited to the following: 1) no sue or action filed against Party A and its affiliates in any way, or any other claims other than those mentioned in this Agreement. In addition, Party B must cooperate fully when Party A, Party C and its affiliates need Party B’s assistance in their future audits and other procedures.

四、股权收购前的丙方的对外责任由乙方承担，对赌期间（2021年7月1日至本协议签署解除生效日）由乙方承担管理责任。终止协议生效后由甲方接管，乙方退出管理，丙方经营责任由甲方承担。

Party C’s external responsibility prior to the equity acquisition shall be borne by Party B, and Party B shall assume management responsibility during the evaluation period (from July 1, 2021 to the effective date of this termination Agreement ). After the termination Agreement becomes effective, Party A shall take over and Party B shall withdraw from management rights, and Party A shall be responsible for Party C’s business operations .

五、本协议自各方签署之日起生效。凡因本协议引起或本协议有关的任何争议，应友好协商解决，协商不成的由本协议签署地人民法院裁决。

This Agreement shall take effect on the date signed by the parties. Any dispute arising from or related to this Agreement shall be settled through friendly negotiation. If no agreement can be reached through negotiation, the dispute shall be decided by the people’s court at the place where this Agreement is signed.

六、本协议中文正本一式伍份，甲、丙方各持有正本一份，乙方各持有正本每人一份。

This Agreement is made in Chinese in five originals, with one original held by party A and C, respectively, original held by each of party B.

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甲方：浙江康迪科技集团有限公司（盖章）

Party A: Zhejiang Kandi Technologies Group, Co., Ltd.

签字：

Signatures:

By:	/s/ Seal Affixed
Name:	Zhejiang Kandi Technologies Group, Co., Ltd.

乙方：廖宗江、廖春生、廖财金

Party B: Liao Zongjiang, Liao Chunsheng, Liao Caijin

签字：

Signatures:

By:	/s/ Liao Zongiiang
Name:	Liao Zongjiang

By:	/s/ Liao Chunsheng
Name:	Liao Chunsheng

By:	/s/ Liao Caijin
Name:	Liao Caijin

丙方：江西省汇亿新能源有限公司（盖章）

Party C: Jiangxi Province Huiyi New Energy Co., Ltd.

签字：

Signatures:

By:	/s/ Seal Affixed
Name:	Jiangxi Province Huiyi New Energy Co., Ltd.

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